Exhibit 99.1
WIRELESS AGE RESTRUCTURES COMMERCIAL SEGMENT OPERATIONS

February 7, 2007 -----Mississauga, ON—Wireless Age Communications Inc. (WLSA:OTCBB) today announced a restructuring plan approved by its Board of Directors on February 6, 2007. The restructuring plan involves the consolidation of its commercial segment operations and certain executive level management changes.

Due to unforeseeable delays in the anticipated expansion of business development by the Company’s wholly owned subsidiary, mmwave Technologies Inc., the Company has incurred significant losses within its commercial operating segment. The Company has taken immediate action to reduce overhead and expenses. These steps have included reduction in personnel, consolidation of facilities and refocusing efforts on core mmwave business operations. Management expects to record a material goodwill impairment charge and also expects to further write down other non-performing assets associated with the commercial operating segment.

Notwithstanding the difficulties of the mmwave unit, the Company’s retail operations continue to provide significant consistent segment profits providing a firm base for management’s restructuring efforts. Management expects the Company to be cash-flow positive and to become profitable during the foreseeable future on the basis of performance in the Company’s retail operating segment and in respect of the remedial action being taken in the other segments.

As part of the Company’s restructuring plan, Mr. John Simmonds has been appointed to the Board of Director’s and will also assume the role as interim Chief Executive Officer. Mr. Simmonds previously served the Company as chairman of the Board of Directors from March 2003 to April 2006 and as CEO from March 2003 to September 2005. Ms. Carrie Weiler, Corporate Secretary of the Company has also been appointed to the Board of Director’s. Mr. Brad Poulos, previously serving as CEO, will continue to serve the Company as Chairman of the Board. Mr. Simmonds presented a restructuring plan to the Board of Directors at a meeting held on February 6, 2007. The Board approved the plan and management expects to begin executing upon the plan effective immediately.

Wireless Age operates several wireless products and services businesses in Canada. The company sells wireless and land line services to end users through retail stores in Manitoba and Saskatchewan, and provides large end users and dealers with wireless infrastructure products. With operations form coast to coast, the company is a recognized leader in the wireless industry in Canada.

This press release contains ``forward looking statements'' as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Wireless Age Communications, Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Wireless Age Communications, Inc. SEC filings. Wireless Age Communications, Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Wireless Age Communications, Inc.'s business, please refer to the risks and uncertainties detailed from time to time in Wireless Age Communications, Inc.'s SEC filings.

Contact:

John G. Simmonds, CEO

905-833-9845 ext. 223